Exhibit 99.2
Conn’s, Inc. Announces the Transformative Transaction with W.S. Badcock LLC
•Accelerates growth opportunities by combining two complementary businesses with similar product categories, payment solutions and customer profiles
•Combines Conn’s in-house credit platform and expertise with Badcock’s existing financing capabilities
•Increases scale and expands Conn’s presence across the southeastern U.S., creating one of the largest home goods retailers with 550+ stores across 15 states and approximately $1.85 billion in revenue
•Strengthens financial profile with over $50 million of expected cost synergies on a run-rate basis in 18 months and enhances Conn’s balance sheet by adding approximately $125 million of incremental liquidity and extending debt maturities by three years
•Names Norm Miller President and CEO of the combined company
THE WOODLANDS, Texas, December 18, 2023 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of home goods, including furniture and mattresses, appliances, and consumer electronics, today announced that it has consummated a transaction that has resulted in W.S. Badcock LLC (“Badcock”), a leading home furnishings company in the southeastern U.S., becoming a wholly-owned subsidiary of the Company. The all-stock transaction was unanimously approved by Conn’s Board of Directors. Conn’s also announced that Norman L. Miller has been named President and CEO of Conn’s, Inc. Mr. Miller has served as a Conn’s Board Member since September 2015 and as interim President and CEO since October 2022. He previously served as Conn’s President and CEO from September 2015 to August 2021 and Executive Chairman from August 2021 until April 2022.
Founded in 1904, Badcock operates nearly 380 stores in eight southeastern states comprised of 65+ corporate locations and 310+ independent dealer owned stores. The stores are branded “Badcock Home Furniture & more” and provide customers with furniture, appliances, bedding, electronics, home office equipment, accessories, and seasonal items. Badcock offers customers affordable payment plans, including Badcock Easy Purchase, an in-house payment solution. Mitchell Stiles, President and COO of Badcock, will lead Badcock and report to Conn’s CEO, Norm Miller.
“Today’s announcement represents one of the most significant events in the Company’s over 120-year history,” said Bob Martin, Conn’s lead independent director. “The combination immediately positions Conn’s as a leading home goods retailer across the southern U.S. It also supports our existing strategic growth priorities by providing our unmatched payment options, leading eCommerce capabilities, and premium shopping experience to more customers. In addition, on behalf of Conn’s Board of Directors, I am pleased to announce that Norm Miller has been named President and CEO of the combined company. Norm is a proven leader, who previously led Conn’s to multiple record setting years of profitable growth. The Badcock transaction significantly enhances Conn’s scale allowing us to leverage a powerful infrastructure and deliver strong financial returns for many years to come.”
The transaction brings together two highly complementary companies with significant reach across 15 states and powered by best-in-class payment offerings, compelling eCommerce capabilities, and a premium shopping experience. The combined company is expected to have annual revenue of approximately $1.85 billion across 240+ corporate owned stores and 310+ dealer locations, with eCommerce sales of approximately $125 million. Conn’s will become a top-20 furniture and mattress retailer in the U.S. according to Furniture Today’s latest top 100 list. In addition, Conn’s will now provide last-mile delivery to over 92% of the population that resides in the 15 states in which it operates. The combined company will also have a credit portfolio of $1.1 billion, projected to generate approximately $364 million in annual finance charges and other revenue. Management expects to realize over $50 million in run-rate cost savings from the Badcock transaction in 18 months, with further upside expected in the future, supported by improved procurement, logistics, general and administrative, and corporate expenses as well as credit optimization opportunities.
Norm Miller, President and CEO of Conn’s, said, “Today's announcement transforms Conn’s into a leading home goods retailer that is expected to have $1.85 billion in revenue across strong urban and rural markets in the southern U.S. We believe the combination of these two complementary businesses will produce significant value as we pursue credit driven revenue growth strategies, enhance Badcock’s in-house credit offering, and leverage a more diverse and larger organization. For over 120 years, both Conn’s and Badcock have provided customers with home goods they want, at prices they love, with affordable payment solutions. We look forward to building on this legacy by leveraging Conn’s capabilities, expertise, and innovation to support greater opportunities for our combined communities, customers, dealers, and employees. As a result, we are confident this combination will produce significant long-term value for all of our shareholders.”
Mitchell Stiles, President and COO of Badcock, said, “Conn’s and Badcock share complementary business models, histories, and customers, and the expected revenue and cost synergies are extremely powerful. The enhanced scale of the combined company creates one of the largest home goods retailers in the southern U.S. We believe both our dealer and corporate owned stores will benefit from Conn’s customer centric culture, best-in-class payment solutions, expanded product assortment, and leading eCommerce platform. On behalf of everyone at Badcock, I look forward to working with Norm and his team as we integrate the two companies and drive long-term, profitable growth.”
Transaction Details
The transaction was consummated as an all-stock deal with Conn’s issuing 1,000,000 of its non-voting senior preferred shares convertible into a to-be issued class of non-voting common, subject to shareholder vote, representing 49.99% of Conn’s outstanding common stock after giving effect to the stock issuance and assuming the conversion of such preferred shares into non-voting common stock. The transaction was unanimously approved by the Board of Directors of both Conn’s and Franchise Group and the creation and issuance of the non-voting common shares is subject to approval of Conn’s shareholders in accordance with NASDAQ listing rules and Conn’s charter. Shareholders of Conn’s, holding in excess of 40% of the outstanding common stock, have signed voting agreements to approve the stock issuance and related matters. Upon shareholder approval of the creation and issuance of the class of non-voting common shares, Conn’s expects to have approximately 49 million shares outstanding comprised of both voting and non-voting common shares.
Advisors
Stephens Inc. and Deutsche Bank Securities Inc. served as financial advisors and Sidley Austin LLP served as legal counsel to Conn’s. JP Morgan Securities LLC served as financial advisor and Willkie Farr & Gallagher LLP served as legal counsel to Franchise Group and W.S. Badcock LLC.
Conference Call Details
Conn’s will host a conference call to discuss the transaction and review its fiscal 2024 third quarter financial results at 11:00 a.m. (ET) tomorrow, December 19, 2023. Participants can join the call by dialing 877-451-6152 or 201-389-0879. The conference call will also be broadcast simultaneously via webcast on a listen-only basis. A link to the release, webcast and presentation slides are available at ir.conns.com.
Replay of the telephonic call can be accessed through December 26, 2023, by dialing 844-512-2921 or 412-317-6671 and using the Conference ID: 13740585.
About Conn’s, Inc.
Conn's HomePlus (NASDAQ: CONN) is a specialty retailer of home goods, including furniture and mattresses, appliances and consumer electronics. With 175+ stores across 15 states and online at Conns.com, our approximately 4,000 employees strive to help all customers create a home they love through access to high-quality products, next-day delivery and personalized payment options, including our flexible, in-house credit program. Additional information can be found by visiting our investor relations website at https://ir.conns.com and social channels (@connshomeplus on Twitter, Instagram, Facebook and LinkedIn).
About Badcock Home Furniture & more
W.S. Badcock LLC is a Southeastern home furnishings company headquartered in Mulberry, FL. Founded in 1904, its branded Badcock Home Furniture & more retail chain has grown to nearly 380 corporate and associate dealer stores across eight states. Badcock offers furniture, appliances, bedding, electronics, home office furnishing, accessories and seasonal items while providing payment plans just right for its customers. For more information, visit www.badcock.com.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of obtaining approval of the stockholders of Conn’s, Inc. (the “Company”) of the proposed transactions (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED THE SEC IN CONNECTION WITH THE STOCKHOLDER APPROVAL OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.
Participants in the Solicitation
The Company and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2023 annual meeting filed with the SEC on April 13, 2023, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.
This press release contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth, business strategy, plans, goals, and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: our ability to integrate the W.S. Badcock business, the possibility that our shareholders may not approve the issuance of non-voting common stock required for conversion of the preferred stock issued in connection with the merger, the risk that any announcement relating to the merger could have adverse effects on the market price of Conn’s common stock, the risk that the merger and its announcement could have an adverse effect on our ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, our ability to achieve cost-cutting synergies, our inability to operate the combined company as effectively and efficiently as expected, general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; expansion of our eCommerce business; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our Revolving Credit Facility or our Delayed Draw Term Loan; and proceeds from accessing debt or equity markets; the effects of epidemics or pandemics, including the COVID-19 pandemic; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400